Second Quarter 2018
Financial Results Conference Call

August 8, 2018

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL®

Depomed Agreement – Before and After

- **Original agreement:** In October 2013, PDL paid $240.5 million for 100% of royalties and milestones on sales of type 2 diabetes products until cash flows reached $481 million or two times original investment, after which proceeds split evenly between PDL and Depomed.
- **Amended agreement:** PDL will now receive 100% of royalties and milestones beyond the $481 million mark, rather than 50/50 split.
- Cash flows currently projected to reach $481 million by 2020, compared to original projection of 2023.
- PDL is very familiar with, and has had great success with the Depomed assets.
- **Cash returns of $343 million since inception through June 2018.**

PDL

Cash Flows from Royalties 2018 to 2022

Cumulative cash flows expected to exceed $400 million



$ 120
$ 100
$ 80
$ 60
$ 40
$ 20
$
Annual Cash Royalties ($ millions)
$ 450
$ 400
$ 350
$ 300
$ 250
$ 200
$ 150
$ 100
$ 50
$
Cumulative Cash Royalties ($ millions)
2018
2019
2020
2021
2022
Year
Depomed
U of M - Cerdelga
AcelRx
Viscogliosi Brothers
Kybella
Total Cumulative

Note: Based upon royalty cash flow forecasts as of June 30, 2018. Actual results may vary.

Q2 18 Noden Impairment Results in a Book Value Decrease of $0.75 vs. Prior Quarter

PDL's book value for the period ending June 30, 2018 was $4.85



PDL's Book Value Per Share
$6.00
$5.75
$5.50
$5.25
$5.00
$4.75
$4.50
$4.25
$4.00
$3.75
$3.50
$3.25
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$-
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18

Does not include asset value of royalties from Queen et al patents.

PDL

Noden Background

Noden Pharma

- Platform upon which to build a pharmaceutical company.
- PDL owns 100% of Noden companies.
- Noden already has two products on the market—both indicated for hypertension.
  - Tekturna® and Tekturna HCT®, as they are known in the U.S., and Rasilez® and Rasilez HCT®, as they are known in the rest of the world.
- Domiciled in Ireland with related operating company in the U.S. and a distribution network ex-U.S.

Noden: Focus on Profitability

- **Reported revenues on the Noden products for Q218 of $25.9 million.**
  - $10.4 million from US sales and $15.5 million from ROW.
  - 60 percent increase in product revenues year over year.
- **Noden sales successfully stabilized, discontinuing contract sales force and transitioning to a comprehensive program of non-personal promotion with Archer Healthcare.**
- **Archer Healthcare has established expertise in delivering multi-channel, non-personal promotional campaigns via email, direct mail and tele-sales, with a proven track-record of supporting niche brands such as Tekturna.**
- **Transition of promotion from field-based to non-personal will further enhance profitability while maintaining high level of support.**
- **International sales of Rasilez tracking to plan; launch in China expected in 1H19.**

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PDL

Second Quarter 2018 Financials

(In thousands, except per share amounts)	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017
Royalties from Queen et al. patents	$ 1,218	$ 16,285	$ 4,001	$ 30,441
Royalty rights - change in fair value	12,842	83,725	23,933	96,871
Interest revenue	751	5,460	1,500	10,917
Product revenue, net	31,761	18,829	55,085	31,410
License and other	3	19,536	574	19,636
Total revenues	46,575	143,835	85,093	189,275
Cost of product revenue	14,524	4,515	25,090	7,067
Amortization of intangible assets	6,384	6,148	12,677	12,163
General and administrative expenses	14,529	11,288	26,190	23,864
Sales and marketing	5,385	3,616	10,898	6,200
Research and development	684	4,281	1,477	6,047
Impairment of intangible assets	152,330	-	152,330	-
Change in fair value of anniversary payment and contingent consideration	(22,135)	1,207	(22,735)	2,649
Total operating expenses	171,701	31,055	205,927	57,990
Operating income (loss)	(125,126)	112,780	(120,834)	131,285
Interest and other income, net	1,376	276	3,290	488
Interest expense	(2,811)	(5,015)	(6,396)	(9,986)
Gain (loss) on bargain purchase	-	6,271	-	6,271
Income (loss) before income taxes	(126,561)	114,312	(123,940)	128,058
Income tax expense (benefit)	(14,265)	53,873	(13,246)	60,425
Net income (loss)	(112,296)	60,439	(110,694)	67,633
Less: Net loss attributable to noncontrolling interests	-	-	-	(47)
Net income (loss) attributable to PDL's shareholders	$ (112,296)	$ 60,439	$ (110,694)	$ 67,680
Net income (loss) per share - Basic	$ (0.76)	$ 0.39	$ (0.74)	$ 0.42
Net income (loss) per share - Diluted	$ (0.76)	$ 0.39	$ (0.74)	$ 0.42

PDL

Second Quarter 2018 Financials

	Three Months Ended June 30,		Six Months Ended June 30,	
	2018	2017	2018	2017
GAAP net income (loss) attributed to PDL's shareholders as reported	$ (112,296)	$ 60,439	$(110,694)	$ 67,680
Adjustments:				
Mark-to-market adjustment to fair value assets	6,528	(49,157)	14,060	(48,809)
Non-cash interest revenues	(76)	(77)	(150)	(152)
Non-cash stock-based compensation expense	1,261	963	2,218	2,075
Non-cash debt offering costs	1,779	2,719	3,911	5,394
Mark-to-market adjustment on warrants held	(3)	(36)	(74)	(136)
Impairment of intangible assets	152,330	-	152,330	
Amortization of the intangible assets	6,384	6,148	12,677	12,163
Mark-to-market adjustment of anniversary payment and contingent consideration	(22,135)	1,207	(22,735)	2,649
Income tax effect related to above items	(19,097)	13,382	(22,032)	9,386
Total adjustments	126,971	(24,851)	140,205	(17,430)
Non-GAAP net income	$ 14,675	$ 35,588	$ 29,511	$ 50,250

PDL

Second Quarter 2018 Financials

Condensed consolidated balance sheet (unaudited)	**June 30, 2018**		**December 31, 2017**	
Cash, cash equivalents and investments	$	395,653	$	532,114
Total notes receivable	$	70,887	$	70,737
Royalty rights - at fair value	$	335,163	$	349,223
Intangible assets, net	$	54,472	$	215,823
Total assets	$	945,995	$	1,243,123
Convertible notes payable	$	120,945	$	243,481
Total stockholders's equity	$	712,628	$	845,890

Question and Answer Session